Lease

THIS LEASE OPTION AGREEMENT (“Lease Option”) hereafter referred to as THE LEASE is made and entered into as of the 23 day of June, 2015, by and between Hotel San Ayre LLC., (“Landlord”) and THE MARYJANE GROUP, INC. (“Tenant”) (together, “Parties”).

1.                  Basic Lease Information.

1.1              Lease Date: To Commence the day of 15 July, 2015

1.2              Tenant: The Maryjane Group, Inc.

1.3              Address of Tenant: 910 16th Street, Suite 412, Denver, Colorado 80202

1.4              Landlord: Hotel San Ayre LLC.

1.5              Address of Landlord: C/O Hotel San Ayre LLC, 331 Darlington Way, Colorado Springs, CO. 80906

1.6              Premises: The Land, Furniture, Fixtures and Equipment (“FF&E”) and the Building(s) located thereon.

1.7              Land: The real property owned by Landlord located at 3320 West Colorado Avenue, Colorado Springs, CO 80904, 3314 West Colorado Avenue, Colorado Springs, Co 80904, 3310 West Colorado Avenue, Colorado Springs, CO 80904, 3306 West Colorado Avenue, Colorado Springs, CO 80904 (“Premises”), and legally described on the attached Exhibit A.

1.8              Intentionally deleted.

1.9              Building(s): All buildings and ancillary structures located on the Land as described in paragraph 1.7.

1.10          Lease Option Term: Two (2) years, commencing on July 15, 2015 (the “Commencement Date”) and terminating on the earlier of: (i) July 14, 2017 or (ii) the Closing Date (“the Termination Date”), unless sooner terminated pursuant to any provision of this Lease.

1.11          Rent: See Section 4 and Section 5.

1.12          Lease Option Hard Deposit: $30,000.00 shall be due at time of execution of the “LEASE OPTION CONTRACT”. Tenant agrees and understands that the $30,000.00 is a “HARD DEPOSIT” and the said “HARD DEPOSIT” is not a “SECURITY DEPOSIT” and the “HARD DEPOSIT” will be applied towards the purchase price of the premises in the event the Tenant exercises its option to purchase the premises. In the event the Tenant does not exercise the option to purchase during the term of this lease the “HARD DEPOSIT” will not be refunded to the Tenant in any way under the terms and condition of this “LEASE”.

1.13          Lease Option Purchase Price: Tenant understands and agrees that the $30,000.00 “HARD DEPOSIT” only will be applied to the purchase of the property described in section 1.14. At a total purchase price of $2,100,000.00 on or before the expiration of Lease Option Agreement. It is understood and agreed that property will be sold “AS IS”.

1.14 The LEASE OPTION PURCHASE is EXCERSISABLE on the following described properties: 3320 West Colorado Avenue, Colorado Springs, CO 80904, 3314 West Colorado Avenue, Colorado Springs, CO 80904, 3310 West Colorado Avenue, Colorado Springs, CO, 80904, 3306 West Colorado Avenue, Colorado Springs, CO 80904, 29 South 34th Street, Colorado Springs, CO 80904 and 25 South 34th Street, Colorado Springs, CO, 80904.

The above Basic Lease Option Information is incorporated into and made a part of the Lease. Any reference in the Lease to the above terms shall mean and refer to the information and terms set forth in the Basic Lease Option Information. This document controls the terms of and said LEASE OPTION in it’s entirety.

2.                  Parties. This Lease is made by and between Landlord and Leasee/Tenant.

3.                  Demise of Premises. Landlord hereby leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Lease Option Term, at the Rent, and upon all the terms and conditions contained in this Lease. Landlord and Tenant acknowledge the following:

(a)               Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or with respect to the suitability of any part of the same for the conduct of Tenant's business.

(b)               The taking of possession of the Leased Premises by Tenant shall conclusively establish that the Leased Premises is in a good and sanitary order, condition and repair acceptable to Tenant.

(c)               A video/photo library of all Landlord owned FF&E items will have been provided, reviewed and initialed by Landlord and Tenant as items to be included in the Leased Premises; and known as Exhibit B, and a confirmed copy of which is held by Landlord and incorporated herein by reference. This “library” will be assembled by corporation of Landlord and Tenant on or prior to 3 July, 2015.

(d)               Tenant shall be conclusively deemed to have accepted the Leased Premises and all of the furniture, fixtures and equipment located now or hereafter in the Leased Premises, including without limitation, all hospitality and lodging equipment (collectively, "FF&E") "AS IS" in the condition existing on the date of mutual execution of this Agreement, and to have waived all claims relating to the condition of the Leased Premises and the FF&E upon signature of LEASE OPTION AGREEMENT.

Landlord is the owner and shall, throughout the Term, remain the owner of all of the Landlord owned FF&E, regardless of any alterations or modifications made to such FF&E by Tenant.

Tenant shall have the right to use such FF&E throughout the Term, but shall not have any ownership interest therein.

Tenant shall be responsible for all sales tax, personal property taxes, fees or assessments regarding the Landlord owned FF&E and Landlord shall pass through those costs with any other fees, toll, charges, assessments or common area maintenance or administration fees to Tenant, which shall be due within 10 business days after receipt of said invoice and delivered at the end of each calendar month. Tenant, upon the execution of the lease will transfer all utilities, insurance, marketing invoices directly to Tenant, or as soon as reasonably possible. Owner/Landlord will immediately upon execution stay or put on hold any marketing, advertising, ad campaigns or general merchandizing campaigns regarding leased business and land herein.

Upon the expiration or earlier termination of this Agreement, Tenant shall surrender the Premises and all associated trade fixtures, but not equipment and other personal property as Tenant brings onto or within the Leased Premise (unless personal or trade property was purchased to replaced existing property due to wear and tear or material upgrade) and also excluding those FF&E items which are consumable goods consumed in the operations of the bed & breakfast prior to the expiration or earlier termination of this Agreement; provided however, that any replacement of the FF&E shall be subject to Landlord's prior written approval.

Tenant shall grant Landlord a UCC lien on any such replacements until the end of the Term (which shall not include any earlier termination based on Tenant's default under this Agreement.

4.                  Rent. Tenant agrees to pay Base Rent to Landlord in monthly installments due on the 1st day of each month in the sum of Twelve Thousand Five Hundred Dollars ($12,500.00) for the first twelve (12) months starting on the Commencement Date of LEASE. Tenant agrees to pay Base Rent to Landlord in monthly installment of Thirteen Thousand Five Hundred Dollars ($13,500.00) beginning month Thirteen (13) and continuing until Lease Expiration on 14 July 2017. All monthly installments of “Rent” shall be paid in lawful money of the United States of America without deduction, off-set, or prior notice or demand on the first day of each calendar month and at such place or places as Landlord may designate. For purposes of this agreement Landlord has DESIGNATED the MAILING ADDRESS OF LANDLORD (Section 1.5) as the installment/rent address for “Rent”.

5.                  Profit and Loss Report: Tenant agrees to provide Landlord with a PNL Report specific to the operations at The Hotel San Ayre (leased property) every Six (6) Months.

6.                  Triple Net Lease. Except as expressly set forth to the contrary in this Lease, this Lease shall be NNN net to Landlord. That is, Tenant shall pay base rent plus all costs incurred in the operation, repair, use and maintenance of the Premises in strict compliance with LEASE OPTION AGREEMENT. These costs shall include, without limitation, real estate taxes and assessments that Tenant is obligated to pay under this Lease and Colorado/local law; any licensing or permit fees; charges for all utility services, including without limitation water, gas, electricity, sewer, telephone, snow removal, internet, satellite, and garbage pick up, as provided herein; the costs of all repairs and maintenance of the Premises; the premiums for the liability and fire and extended coverage insurance policies required; and any other costs attributable to or directly related to TENANT/LEASEE OPERATION at the Premises, including the cost to store any Landlord owned FF&E. All such costs shall be deemed additional Rent under this Lease.

7.                  Additional Consideration. In addition to rent, Landlord shall have the right, subject to availability and proper notice, to stay at the property for up to 3 nights per month at no charge.

8.                  Tenant’s Use.

8.1              Permitted Use. During the Lease Term, the Premises shall be used solely for the purpose as a bed & breakfast and event center, including administrative office and related uses. Landlord agrees that Tenant may permit the use of marijuana by Guests and their visitors on premises in designated areas COMPLIANT WITH STATE LAW, provided Tenant requires all guests/invitees to sign the applicable waiver of liability, Exhibit C and Tenant agrees to use reasonable person efforts to mitigate the odors through the installation in all areas where consumption of marijuana is permitted an adequately sized UL certified ozone machines or/and or charcoal filtration devices.

(a)                “Guest” shall mean only those persons that are registered overnight patrons and their visitors, if any and those patrons on premises for the purpose of attending a private event to be held on the Premises; notwithstanding anything herein, no marijuana may be possessed or consumed on Premises except in conformance with all Colorado and local laws.

8.2              Compliance with Law. Tenant shall not use or permit any part of the Premises to be used for any purpose in violation of any existing or future municipal, county, state or federal law, ordinance or regulation. Tenant shall notify Landlord IMMEDIATELY should any legal action, citation or non-compliance be noticed to Tenant by any Local, State or Federal Governing Agency. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements of any board of fire underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. This compliance will occur within 30 Days or a reasonable period of time determined by the complexity of the compliance and reasonable person jury. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a part thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

9.                  Maintenance, Repairs and Alterations.

9.1              Maintenance and Repair by Tenant. Tenant shall maintain and keep in good condition and repair all interior and exterior portions of the Premises, whether structural or non-structural. In particular, but without limitation of the foregoing, Tenant shall keep in good condition and working order all exterior and interior walls, ceilings and floors, all roofs, all doors and related opening/closing apparatuses, and all fixtures and equipment including the HVAC, plumbing and electrical systems. Tenant shall immediately replace all broken glass and keep the glass of all windows and doors clean and presentable; shall at reasonable intervals paint or refinish the interior and exterior walls of the Building(s); shall repair any damage to the interior of the Building(s) resulting from any peril; and shall keep the interior of the Building(s) neat and clean. Tenant shall maintain all other portions of the Land, including all parking areas, driveways, walkways, and plantings, and shall keep the same at all times free of snow, weeds and refuse. The property shall be maintained in a professional/workmanship manner congruent with it’s stranding prior to this lease agreement.

9.2              Alterations and Additions. Tenant shall make no alterations, additions or improvements to the Premises, nor shall Tenant make any alteration of or changes to the Building’s HVAC system, electrical service or plumbing system valued at more than $1,000.00 over a twelve (12) month period, without first obtaining Landlord’s written consent which shall not be unreasonably withheld. All alterations, additions or improvements shall be installed by Tenant at its sole cost and in compliance with all laws, orders and regulations of any applicable governing body, and Tenant at its expense, shall furnish to Landlord a set of plans showing all such changes. All alterations, additions or improvements (expressly including all HVAC equipment and systems, all plumbing fixtures and systems, all lighting fixtures and electrical systems, all built-in cabinets, and all floor coverings) made by Tenant shall become the property of Landlord upon their incorporation into the Building(s).

9.3              Absence of Liens. Nothing in this Lease shall be deemed to be or be construed in any way as constituting the consent or request of Landlord, express or implied to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any such changes or alterations, nor giving Tenant any rights, power or authority to contract for the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file a lien against the Landlord’s or Tenant’s interest in the Premises without the prior written consent of Landlord. Tenant shall keep the Premises free and clear of all liens and encumbrances arising out of the use or occupancy or alteration of the Premises by Tenant, provided that Tenant may contest any lien in the manner provided by law. Upon the request of Landlord, Tenant shall promptly provide, at Tenant’s sole cost and expense, a bond, or other security satisfactory to Landlord, in an amount equal to the amount of the claim of lien plus reasonably estimated interest and attorneys’ fees should the lien claimant prevail.

9.4              Failure to Maintain. If Tenant fails to keep and preserve the Land or Buildings as required in this Section 8, then the Landlord may, at its option, following thirty (30) days’ prior written notice to the Tenant in which the failure is identified, make necessary repairs or maintenance. In such case, Tenant shall pay the entire cost of the repair or maintenance to the Landlord within 10 days of receipt of written notice from Landlord, Failure of Tenant to pay within such 10-day period shall be considered to be a default.. Notwithstanding the foregoing, the notice requirement in this section 8.4 may be shortened or given by telephone or facsimile transmission (as the circumstances may require or permit) if the repair presents an emergency which requires immediate correction.

10.              Insurance; Indemnity; Waiver of Subrogation.

10.1          Liability Insurance. Tenant shall procure and maintain for the Lease Option Term of this Lease comprehensive general liability insurance with a broad form property damage and contractual liability endorsements covering all claims for injuries or damages to person or property sustained in, on, or about the Premises, with limits of liability no less than $1,000,000.00 combined single limit per occurrence and in the aggregate. Such limits may be achieved through the use of umbrella liability insurance otherwise meeting the requirements of this Section 9.1. The policy shall name Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Tenant shall deliver to Landlord a copy of each policy or certificate of insurance on the Commencement Date and at the time of any policy renewal

10.2          Property Insurance. During the Lease Option Term, Tenant shall maintain extended coverage (all risk) property insurance insuring the Building(s) against loss or damage resulting from the hazards covered by fire, vandalism and other perils under extended coverage insurance, which insurance shall contain a replacement cost endorsement, and shall also include loss of rents and/or business interruption coverage. The Landlord shall be named as an additional loss payee under the insurance, provided that if Landlord’s lender requires that it be designated as the sole loss payee, Tenant shall obtain a policy with such designation. Tenant shall be responsible for obtaining fire insurance upon the FF&E which will be stored or located on the Premises. Tenant shall deliver to Landlord a copy of each policy or certificate of insurance on the Commencement Date and at the time of any policy renewal.

10.3          Indemnification by Tenant. Tenant shall, at all times, indemnify the Landlord for, defend the Landlord against, and save the Landlord harmless from, any liability, loss, cost, injury, damage or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises, where such injury or damage is caused in part or in whole by the act, neglect, fault, or omission of Tenant, its agents, employees, licensees, invitees or guests; or the failure of Tenant to perform its duties specified in this Agreement; or from any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state or municipal, governmental or quasi-governmental laws, regulations or ordinances, in or about the Premises that is caused by the acts or omissions, or negligence of Tenant, its agents, employees, licensees, invitees or guests. Tenant shall, at its own cost and expense, defend against any and all such actions and claims, utilizing such defense counsel as is acceptable to Landlord, and shall indemnify Landlord for all reasonable costs and expenses, including a reasonable attorneys’ fee that Landlord may incur in connection with such defense. Landlord shall not, unless caused by the negligence or willful misconduct of Landlord or its agents, employees, licensees, invitees or guests, be liable for any injury or damage to the Premises or to Tenant or its agents, employees, licensees, invitees or guests or to any property of any such persons.

10.4          Waiver of Subrogation. Landlord and Tenant release one another from every and all right, claim and demand or liability for any loss or losses occasioned by fire and such items as are included under the normal coverage clauses of fire and extended coverage insurance policies and any losses resulting from business interruption at the Premises or loss of rental income from the Premises occasioned by fire and such other perils as are included under the normal coverage of fire and extended coverage insurance policies, provided such releases do not in any manner void or significantly increase the cost of the fire insurance policies carried by the respective parties. Each party shall exert its best efforts to cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

11.              Damage to Building(s).

11.1          Repair of Premises, Termination of Lease. If the Building(s) is damaged by fire or any other such natural casualty not related to Tenant’s act, negligence, omission or use of the Premises, to such extent that the time to restore the Building(s) to its condition existing prior to the damage shall require more than sixty (60) days as reasonably estimated by Landlord, then no later than the twentieth (20th) day following the damage, either Landlord or Tenant may give the other party a notice of election to terminate this Lease. In the event of such election this Lease shall be deemed to terminate on the date of such damage or destruction. If this Lease is not terminated pursuant to this Section 10.1, Landlord shall promptly repair and restore the Building to the condition existing prior to the casualty and complete the repairs within eighty (80) days of the date of the casualty. Where the repair and restoration of the Building cannot be reasonably performed with the eighty (80) day period, Landlord shall not be in default if Landlord has in good faith commenced within the eighty (80) day period the repairs and restoration necessary and has diligently proceeded to complete such work.

11.2          Abatement of Rent. If in Landlord’s Reasonable estimation the Building is damaged by fire or other casualty to such an extent that Tenant cannot reasonably operate its business while the repairs are being made, then during the period commencing sixty (60) days after the damage and ending with the completion of the repairs and restoration, the Rent payable under Section 4 shall be abated.

12.              Utilities. Tenant shall pay the continuing costs and charges of all utility services provided to the Premises. If Tenant elects to discontinue one utility service in favor of another, then Tenant shall be responsible for payment of all disconnect and hook-up charges.

13.              Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease or sublet any portion of the Premises to any party. Any request by Tenant for Landlord’s consent to a proposed assignment or sublease shall be accompanied by a copy of the proposed assignment or sublease, the identity and address of the proposed assignee or subtenant, details regarding the proposed use of the Premises by the proposed assignee or subtenant, including any proposed changes or alterations to the Premises, and current financial statements (balance sheet and income statement) for the proposed assignee or subtenant. Consent to one assignment or subletting shall not be deemed to constitute consent to any other assignment or subletting. Any such assignment or sublease shall not release Tenant from any obligation under this Lease.

14.              Default or Breach, Remedies.

14.1          Default or Breach. Each of the following events shall constitute a default or material breach of this Lease by Tenant:

(a)                Failure To Pay Rent or Charges. If Tenant shall fail to pay, when due, any monthly installment of Rent or any other cost or charge which is Tenant’s obligation under this Lease and if the failure continues for five (5) days after written notice of delinquency to Tenant; provided, however, that no written notice of delinquency shall be required if Landlord has previously given any notice of delinquency during the one (1) year period preceding the failure to pay.

(b)               Failure To Perform Covenant. If Tenant fails to perform or comply with any of the other terms, covenants or conditions of this Lease and if the failure continues for a period of thirty (30) days after written notice of default by Landlord to Tenant. Where the failure cannot be cured with a thirty (30) day period, Tenant shall be in default if Tenant has not in good faith commenced within the thirty (30) day period an action necessary to effect a cure to complete that action within sixty (30) days after such default notice.

(c)                Wrongful Transfer. If this Lease shall be assigned or transferred, or if the Premises shall be sublet, by Tenant to any other person or party except in the manner permitted in this Lease.

14.2          Effect of Default. In the event of any default or breach, Landlord may exercise any one or more of the following remedies or any other right or remedy available to it under law:

(a)                Termination Of Lease. Landlord shall have the right to immediately terminate this Lease, and all right, title and interest of the Tenant in and to the Premises, by giving the Tenant written notice of termination. Upon termination of this Lease, Landlord shall be entitled to recover from Tenant the Rent, taxes and other charges then owing (less any Rent, taxes or other charges received by Landlord pursuant to any actual relating of the Premises) and the present value of the Rent, taxes and other charges due during the balance of the Lease Term (less the present value of any rent, taxes or other reasonably estimated charges to be received by Landlord pursuant to any actual relating of the Premises). The rate of interest to be used in the determination of any discounted present value shall be six percent (6%) per annum. Tenant shall also be liable for all reasonable costs and expenses incurred by Landlord in the preservation, maintenance and repair of the Premises prior to any reletting and all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in re-entering and repossessing the Premises. Tenant waives any right to “redeem” the Premises for any period of the Lease Term after termination of this Lease by Landlord.

(b)               Continuation of Lease. Landlord may treat this Lease as continuing and recover from Tenant all Rent, taxes and other charges due notwithstanding any repossession or reletting of the Premises (less any rent, taxes or other charges received by Landlord pursuant to any actual reletting of the Premises) and all reasonable costs and expenses incurred by Landlord in the preservation, maintenance and repair of the Premises prior to any reletting and all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in re-entering and repossessing the Premises any collection costs incurred to recover such amounts set forth in this subsection from Tenant.

(c)                Reentry And Reletting Of Premises. Landlord may immediately or at any time reenter the Premises and recover possession. Unless the Premises has been vacated by Tenant, reentry and repossession of the Premises shall be accomplished by Landlord by an action for unlawful detainer or by any other lawful action. Following reentry Landlord shall make commercially reasonable efforts to preserve and relet the Premises.

(d)               Removal and Sale of Tenant Property. Incidental to either of Landlord’s remedies described in subsection (a) and (b) above, Landlord may remove Tenant’s property and store it in a public warehouse, or at a place selected by Landlord, at the expense of Tenant. After thirty (30) days’ storage Landlord may sell the property at public or private sale, all expenses of the sale to be the obligation of Tenant. The proceeds of the sale, after payment of storage and sale costs, may be applied upon any obligation of Tenant to Landlord under the terms of this Lease.

(e)                Late Charge. If any installment of Rent or any other sum due from Tenant to Landlord shall not be received by Landlord or Landlord’s designee within seven (7) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under this Lease. In addition to late charges, Landlord shall be entitled to interest on the delinquent rentals, late charges and other sums payable to Landlord, at the rate of one percent (1%) per month.

15.              Condemnation.

15.1          Termination. If any part of the Premises, or public access to the Premises, is taken by eminent domain or by agreement between Landlord and those authorized to exercise such right, Tenant or Landlord may elect to terminate this Lease by giving written notice to the other party within the 30-day period following Landlord’s written notice to Tenant describing the nature and extent of the taking. The termination date shall be the date of the taking, and upon such termination, Tenant shall have no further interest in the Premises. Except as provided in this Section, this Lease shall not be terminated or otherwise affected by any exercise of the right of eminent domain.

15.2          Right To Award. In the event of a taking of any part of the Premises or public access to the Premises by eminent domain or by agreement in lieu thereof, Tenant shall not be entitled to share in any such award nor to have any claim against Landlord for any part thereof, except to the extent such award is based upon damage to Tenant’s stock in trade or damage to FF&E (which Tenant may remove at the termination of this Lease) or the cost of Tenant’s moving its FF&E and inventory. If the Landlord or Tenant terminates this Lease under Section 14.1 above, Tenant shall have no further interest in the Premises and shall not have any claim for the lost benefit of the terminated Lease.

15.3          Restoration Of Premises. Whenever any portion of the Premises shall be taken by any exercise of the right of eminent domain or by agreement in lieu thereof, and if this Lease shall not be terminated in accordance with the provisions of this Section, then Landlord shall at its expense, proceed with all reasonable dispatch to do such work as may be required to restore the Premises, or what remains thereof, as nearly as may be possible, to the condition they were in immediately prior to such taking.

16.              Indemnification for ADA Compliance. As the sole occupant of the Premises, Tenant shall indemnify, defend and hold Landlord harmless from any and all cost, expense, liability, or obligation that may arise, or be imposed on the Tenant, Landlord, or the Premises under the Americans With Disabilities Act of 1990, as now in effect or hereafter amended, and all rules and regulations issued under that law (collectively referred to as the “ADA”). Without limitation of the foregoing, Tenant shall be solely responsible for compliance with any of the following requirements of the ADA that may be applicable, and all cost and expense related thereto: barrier removal to ensure that members of the public with disabilities have access to the Premises and all goods and services provided at the Premises; providing auxiliary aids and services when necessary to remove communication barriers for members of the public with disabilities; compliance with the ADA Accessibility Guidelines when performing any alterations, renovations, or remodels, or when otherwise required by local, state or federal authorities; and providing reasonable accommodations for all employees and employment applicants with disabilities. This indemnification shall include the defense of any action or proceeding (including the payment of attorney’s fees and court costs) brought against Landlord by the U.S. Department of Justice, the Equal Employment Opportunity Commission, or any individual or class of individuals, alleging violation or non-compliance with the ADA, and payment of any liability arising out of such actions or proceedings.

17.              Tenant’s Cooperation Respecting Mortgagees and Assignees.

17.1          Estoppel Certificates. Upon demand, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is not modified and is in full force and effect (or if modified, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other obligations to be paid by Tenant have been paid, and stating whether or not to the best knowledge of the signer of such certificate the Tenant or the Landlord is in default in the performance of any obligation under this Lease and if so, specifying each such default.

17.2          Subordination. Tenant shall cooperate with Landlord in any attempts it may make, from time to time, to obtain financing secured by a mortgage, deed of trust and/or other security agreement (collectively referred to as “Mortgage”) on the Premises, provided that Tenant shall not be required to financially obligate itself to the lender or to incur any additional expenses or obligation in connection therewith except for those expenses, if any, which are incidental to the review and execution of any subordination documents. Tenant, if so requested by Landlord, will subject and subordinate its interest in this Lease to any such Mortgage, and Landlord and its mortgagee shall agree that in the event of a foreclosure of any enforcement of such Mortgage, the rights of Tenant shall expressly survive and shall not be terminated and that this Lease and any renewal thereof shall, in all respects, continue in full force and effect if Tenant pays the Rent and fully performs all of its other obligations under this Lease.

17.3          Attornment. Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or any exercise of the power of sale under any Mortgage made by Landlord covering the Premises and upon the demand of the Landlord or mortgagee, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

18.              Holding Over; Surrender of Premises.

18.1          Holding Over. If Tenant remains in possession of the Premises after the expiration of the Term without the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rent in one-hundred fifty percent (150%) increase over the last monthly Rent payable under this Lease plus all other charges payable under this Lease, and upon all of the terms hereof; provided, however, this clause does not convey any right to the Tenant to holdover.

18.2          Surrender of Premises. Tenant shall on the Termination Date of this Lease or sooner termination of this Lease peacefully quit, surrender and deliver the Premises to Landlord in as good repair, order and condition as they were at the Commencement Date, subject to such alterations by Tenant as permitted by this Lease, and with the exception of ordinary wear and tear or loss or damage by fire or other casualty.

19.              Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about, or disposed of on the Premises by Tenant, its agents, employees, contractors or invitees, except in strict compliance with all applicable federal, state and local laws, regulations, codes and ordinances. In addition, Tenant shall not install any underground storage tanks. If Tenant breaches the obligations stated in the preceding sentences, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or elsewhere, damages arising from any adverse impact on marketing of space at the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred or suffered by Landlord either during or after the Lease Term. These indemnifications by Landlord and Tenant include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, whether or not required by any federal, state or local governmental agency or political subdivision, because of Hazardous Material present in the Premises, or in soil or ground water on or under the Premises. Tenant shall immediately notify Landlord of any inquiry, investigation or notice that Tenant may receive from any third party regarding the actual or suspected presence of Hazardous Material on the Premises.

As used in this Lease, the term “Hazardous Material” means any hazardous, dangerous, toxic or harmful substance, material or waste including biomedical waste which is or becomes regulated by any local governmental authority, the State of Colorado or the United States Government due to its potential harm to the health, safety or welfare of humans or the environment.

20.              Merchandise and FF&E.

20.1          Tenant’s Right to Remove. Tenant shall remove all personal property promptly and repair any damage to the Premises caused by the use of the Premises, provided the property was not a “replacement” of existing property.

20.2          Tenant’s Right to Replace. If Tenant is required or elects to replace or add a specific items at its own expense, Tenant shall be the owner and shall, throughout the Term, remain the owner of any replaced or additional equipment or personal property item not specifically owned or paid for by Landlord; provided however, that (i) any replacement of the FF&E shall be subject to Landlord's prior written approval and becomes the property of the Landlord; (ii) Tenant shall grant Landlord a UCC lien on any such replacements until the end of the Term (which shall not include any earlier termination based on Tenant's default under this Agreement.) Tenant shall surrender the Premises and all associated trade fixtures, but not equipment and other personal property as Tenant brings onto or within the Leased Premises (unless it is a replacement of existing trade furnishings) after the mutual execution of this Agreement.

20.3          Landlord represents that, as of the mutual execution of this Agreement, Landlord has not received any notice that the Premises or the FF&E items owned by Landlord are in violation of the Matters of Record or Applicable Laws (as hereinafter defined).

20.4          Personal Property Taxes. Tenant shall timely pay all taxes assessed against the FF&E contained on the Premises.

21.              Landlord’s Access. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times after reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such repairs to the Building as permitted or required by this Lease.

21.1          Lease Option Hard Deposit: $30,000.00 shall be due at time of execution of the “LEASE OPTION”. Leasee/Tenant agrees and understands that the $30,000.00 is a “HARD DEPOSIT” and the said “HARD DEPOSIT” is not a “SECURITY DEPOSIT” and the “HARD DEPOSIT” may only be applied to the purchase of the Premises and in no way is refundable in any way under the terms and condition of this “LEASE OPTION”.

General Provisions.

21.2          Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

21.3          Time of Essence. Time is of the essence to the performance of all of Tenant’s obligations under this Lease.

21.4          Captions. Section captions are for organizational purposes only, and are not part hereof.

21.5          Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the Parties with respect to any matter mentioned in this Lease. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the Parties in interest at the time of the modification.

21.6          Notices. Any notice required or permitted to be given under this Lease shall be in writing and served personally or mailed by certified mail, return receipt requested, addressed to Landlord or Tenant, respectively, at the address shown in this Lease, or such other address that either party has specified in writing as the address at which it is to receive all notices required under this Lease.

21.7          Waivers. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of Rent by Landlord shall not be a waiver of any preceding breach at the time of acceptance of such Rent.

21.8          Recording. This Lease shall not be recorded. Either party shall, upon request of the other, execute, acknowledge, and deliver to the other a “short form” recordable memorandum of this Lease sufficient to provide record notice of Tenant’s leasehold estate in the Premises.

21.9          Cumulative Remedies. No remedy or election under this Lease shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

21.10      Binding Effect; Choice of Law; Venue. Subject to any provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the Parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Colorado. Venue in any court action concerning this Lease shall be had in the District Court for the City and County of Denver, Colorado.

21.11      Attorneys’ Fees. If either party brings an action to enforce the terms of this Lease, or for breach of this Lease, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys’ fees to be paid by the losing party as fixed by the court.

22.              Liability of Landlord. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Premises, and Landlord shall not be liable to Tenant for any deficiency or other sums in excess of the amount realizable on Landlord’s interest in the Premises.

25. Guaranty. The obligations of the Tenant hereunder shall be guaranteed pursuant to the terms of the Guaranty attached hereto and incorporated herein as Exhibit D.

[Remainder of page intentionally left blank; signature pages to follow]

The parties hereto have executed this Lease as of the date and year first above written.

LANDLORD:

By:____________________________________

Its: Managing Partner

TENANT:

THE MARYJANE GROUP, INC.

By:

Name: Joel C. Schneider

Its: Chief Executive Officer

EXHIBIT A

TO LEASE

LEGAL DESCRIPTION OF LAND

LOT 10 BLK 4 RESUB OF ARENSDALE COLORADO CITY COLO SPGS

LOT 1 NEWTON LUMBER CO SUB OF S 170 FT OF BLK 1 GRAND VIEW COLO SPGS

LOT 2 NEWTON LUMBER CO SUB OF S 170 FT OF BLK 1 GRAND VIEW COLO SPRGS

LOT 3 NEWTON LUMBER CO SUB OF S 170 FT OF BLK 1 GRAND VIEW COLO SPRGS

EXHIBIT B

TO LEASE

FF&E

Exhibit C

Guest Waiver

The Maryjane Group, LLC and ___________________

Release from Liability

I,                , the undersigned (hereinafter the Guest) hereby irrevocably & unconditionally release & hold harmless from liability The Maryjane Group, LLC and ________________; (collectively “Hotel”), its owners, agents, and other guests from any & all liabilities, claims, actions, damages, costs, or expenses of any nature whatsoever whether in law or equity, known or unknown, occurring during, caused by, relating to, or arising in any way from my participation at the Hotel.

I understand and agree that marijuana products are permitted on premises. I further agree and understand that complimentary marijuana products may be made available from time to time. By accepting this waiver, I hereby acknowledge that my participation in the consumption of marijuana, both marijuana offered complimentary or supplied from legal outside sources is at my own risk, and that I assume all responsibilities for any and all aspects of participation for both myself and any guests that choose to accompany me. This waiver applies to any and all activities participated in and associated herewith.

I understand that this Release from Liability irrevocably & unconditionally releases and holds harmless all Releasees from any financial or other liability for any injury, bodily harm, sickness, illness, or loss of life that I as a Guest or my family member or friend may suffer and from any economic harm or loss of property occurring during, caused by, relating to, or arising in any way out of staying, visiting or residing at the Hotel.

I, the undersigned, have read this Release from Liability & understand all of its terms; I have executed it voluntarily, with full knowledge of its significance, and intend to be legally bound by it. I further assert that I am of the legal age of 21.

Guest Signature:

Date

EXHIBIT D

Guaranty

In order to induce Winter Park Chateau, a Colorado limited liability company ("Landlord") to enter into that certain Lease Agreement dated ________________, 20_____ (the "Lease") with The MaryJane Group, Inc. ("Tenant"), Joel C. Schneider ("Guarantor") hereby makes the following guaranty, indemnification and agreements with and in favor of Landlord:

(a)                Guarantor hereby covenants and agrees with Landlord: (i) to make the due and punctual payment of all rent, monies and charges payable under the Lease during the term thereof and all renewals or extensions thereof; (ii) to effect prompt and complete performance of all and each of the terms, covenants, conditions and provisions contained in the Lease on the part of Tenant to be kept, observed and performed during the term and any renewals or extensions thereof; and (iii) to indemnify and save Landlord harmless from any loss, costs or damages arising out of any failure to pay the aforesaid rent, moneys and charges or the failure to perform any of the terms, covenants, conditions and provisions of the Lease.

(b)               In the event of a default under the Lease, Guarantor waives any right to require Landlord to: (i) proceed against Tenant or pursue any rights or remedies with respect to the Lease; (ii) proceed against or exhaust any security that Landlord holds from Tenant; (iii) pursue any other remedy whatsoever in Landlord's power; or (iv) proceed against any co-guarantors, if any. Landlord shall have the right to enforce this guaranty regardless of the acceptance of additional security from Tenant and regardless of the release or discharge of Tenant by Landlord or by others, or by operation of law.

(c)                Guarantor hereby expressly waives any right of setoff or compensation against amounts due under this Guaranty and waives all notice of non-performance, non-payment, non-observance or default on the part of Tenant of the terms, covenants, or conditions and provisions of the Lease.

(d)               Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired, or affected by reason of any waiver or failure to enforce any of the obligations of the Tenant under the Lease, or assignment of the Lease by Landlord or Tenant, or the subletting of the demised premises by the Tenant, or by the expiration of the Lease term, or the release or discharge of Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings, or the rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding, or any extension, modification, amendment or alteration of the Lease whatsoever, including but not limited to relocation of Tenant to substitute premises, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the term originally contemplated and expressed in the Lease. The liability of the Guarantor shall not be affected by any repossession of the demised premises by Landlord, provided, however, the net payments received by Landlord after deducting all costs and expenses of repossession and/or reletting the same, shall be credited from time to time by Landlord to the account of Guarantor and Guarantor shall pay any balance owing to Landlord from time to time immediately upon ascertainment.

(e)                This Guaranty shall be one of payment and performance and not simply of collection. Notwithstanding the use of the word "indemnity" or "guaranty" each guarantor or indemnitor shall be jointly and severally liable hereunder.

(f)                Guarantor shall, without limiting the generality of the foregoing, be bound by this Guaranty in the same manner as though Guarantor were the Tenant named in the Lease.

(g)               All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor, his heirs, executors, administrators, successors and assigns, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject and subordinate from time to time.

(h)               Landlord may, without notice, assign or transfer this Guaranty, in whole or in part, and no such assignment or transfer shall operate to extinguish, diminish, waive, release, discharge or otherwise affect Guarantor's liability hereunder.

(i)                 Guarantor hereby consents to the jurisdiction of any competent federal or state court within the City and County of Denver and/or within the county where the demised premises which are the subject of the Lease are located.

(j)                 Guarantor agrees to pay to Landlord all reasonable attorneys' fees and costs or other expenses incurred by Landlord in any legal proceedings for collection, attempted collection, enforcement, attempted enforcement, negotiation or otherwise arising under the Lease or this Guaranty.

GUARANTOR:

_________________________

_________________________